Gatsby Digital, Inc. (the “Company”) has prepared this Form 1-A/A solely for the purpose of filing Exhibits 13.1 through 13.5.

PART III

INDEX TO EXHIBITS

1.1	Issuer Agreement with SI Securities, LLC*

1.2	Amendment To Issuer Agreement with SI Securities, LLC*

2.1	Form of Amended and Restated Certificate of Incorporation, as amended*

2.2	Amended and Restated Bylaws*

3.1	Investors’ Rights Agreement*

3.2	Form of Warrant to Purchase Common Stock of Gatsby Digital, Inc.*

4.1	Form of Subscription Agreement*

6	Broker Agreement between the Company and ViewTrade Securities, Inc. dated August 22, 2019.*

8.1	Form of Escrow Agreement *

11	Auditor’s Consent*

12	Opinion of CrowdCheck Law LLP**

13.1	Offering Page on SeedInvest

13.2	Company Pitch Deck on SeedInvest Offering Page & Video Transcript

13.3	SeedInvest – Gatsby Webinar Invite and Transcript (August 27th, 2020)

13.4	SeedInvest Newsletters with Gatsby Updates

13.5	SeedInvest Emails to Registered Users re: Gatsby’s Regulation A Offering

*Previously filed

**To be filed by amendment

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, State of New York, on, September 18, 2020.

GATSBY DIGITAL, INC.

By	/s/ Ryan Belanger-Saleh
Ryan Belanger-Saleh, Co-Chief Executive Officer
Gatsby Digital, Inc.

The following persons in the capacities and on the dates indicated have signed this Offering Statement.

/s/ Ryan Belanger-Saleh
Ryan Belanger-Saleh, Co-Chief Executive Officer, Principal Financial Officer, Principal Accounting Officer, Director
Date: September 18, 2020

/s/ Jeff Myers
Jeff Myers, Co-Chief Executive Officer
Date: September 18, 2020

/s/ Davis Gaynes
Davis Gaynes, Chief Operating Officer
Date: September 18, 2020